Exhibit 99.2

Franchise Group, Inc. Prices $75 Million Offering of Series A Cumulative Perpetual Preferred Stock

ORLANDO, Fla., January 12, 2021 (GLOBE NEWSWIRE) – Franchise Group, Inc. (NASDAQ: FRG) (“Franchise Group” or the “Company”) today announced the pricing of its underwritten registered public offering of 2,976,191 shares of its 7.50% Series A Cumulative Perpetual Preferred Stock, par value $0.01 per share and liquidation preference of $25.00 per share (the “Preferred Stock”), at an offering price of $25.20 per share, raising gross proceeds of approximately $75 million before deducting underwriting discounts, the advisory fee and other estimated offering expenses.

In connection with the offering, the Company has granted the underwriters a 30-day option to purchase up to an additional 446,428 shares of Preferred Stock. The offering is expected to close on or about January 15, 2021, subject to customary closing conditions.

This offering is a reopening of the Company’s original issuance of Preferred Stock, which occurred on September 18, 2020. The additional shares of Preferred Stock sold in this offering will be consolidated, form a single series, and be fully fungible with all outstanding Preferred Stock. The Preferred Stock is listed on The NASDAQ Global Market under the symbol “FRGAP.”

Dividends on the Preferred Stock are paid when declared by the Company’s Board of Directors at a fixed rate of 7.50% of the $25.00 liquidation preference per year, equivalent to $1.875 per year. Dividends on the Preferred Stock are payable quarterly in arrears, on or about the 15th day of January, April, July and October of each year and the first dividend on the Preferred Stock sold in this offering will be paid on or about April 15, 2021 in an amount equal to $0.46875 per share.

Net proceeds of this offering will be used for general corporate purposes, including funding future acquisitions and investments.

B. Riley Securities, Inc., Incapital LLC, D.A. Davidson & Co., Janney Montgomery Scott LLC, Ladenburg Thalmann & Co. Inc., National Securities Corporation and William Blair & Company, L.L.C. are acting as book-running managers for this offering. Aegis Capital Corp., Boenning & Scattergood, Inc. and Huntington Securities, Inc. are acting as co-managers for this offering. The offering of these securities is being made pursuant to an effective shelf registration statement on Form S-3, which was initially filed with the Securities and Exchange Commission (the “SEC”) on January 31, 2020, and declared effective by the SEC on June 22, 2020.  The offering will be made only by means of a prospectus and prospectus supplement. A copy of the prospectus and prospectus supplement relating to these securities may be obtained, when available, from the website of the SEC at http://www.sec.gov or by contacting: B. Riley Securities, Inc., 1300 17th Street North, Suite 1300, Arlington, Virginia 22209, Attn: Prospectus Department, Email: prospectuses@brileyfin.com, Telephone: (703) 312-9580.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Franchise Group, Inc.
Franchise Group is an operator of franchised and franchisable businesses that continually looks to grow its portfolio of brands while utilizing its operating and capital allocation philosophy to generate strong cash flow for its shareholders. Franchise Group’s business lines include Liberty Tax Service, Buddy’s Home Furnishings, American Freight and The Vitamin Shoppe. On a combined basis, Franchise Group currently operates over 4,000 locations predominantly located in the U.S. and Canada that are either Company-run or operated pursuant to franchising agreements.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, without limitation, projections, predictions, expectations, or beliefs about future events or results and are not statements of historical fact, including statements regarding the terms and conditions and timing of the preferred stock offering, the intended use of proceeds and the expected closing date of the offering. Such forward-looking statements are based on various assumptions as of the time they are made, and are inherently subject to known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Forward-looking statements are often accompanied by words that convey projected future events or outcomes such as “expect,” “believe,” “estimate,” “plan,” “project,” “anticipate,” “intend,” “will,” “may,” “view,” “opportunity,” “potential,” or words of similar meaning or other statements concerning opinions or judgment of the Company or its management about future events. Although the Company believes that its expectations with respect to forward-looking statements are based upon reasonable assumptions within the bounds of its existing knowledge of its business and operations, there can be no assurance that actual results, performance, or achievements of the Company will not differ materially from any projected future results, performance or achievements expressed or implied by such forward-looking statements. Actual future results, performance or achievements may differ materially from historical results or those anticipated depending on a variety of factors, many of which are beyond the control of the Company.  We refer you to the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of the Company’s Transition Report on Form 10-K/T for the transition period ended December 28, 2019, and comparable sections of the Company’s Quarterly Reports on Form 10-Q and other filings, which have been filed with the SEC and are available on the SEC’s website at www.sec.gov. All of the forward-looking statements made in this press release are expressly qualified by the cautionary statements contained or referred to herein. The actual results or developments anticipated may not be realized or, even if substantially realized, they may not have the expected consequences to or effects on the Company or its business or operations. Readers are cautioned not to rely on the forward-looking statements contained in this press release. Forward-looking statements speak only as of the date they are made and the Company does not undertake any obligation to update, revise or clarify these forward-looking statements, whether as a result of new information, future events or otherwise.

INVESTOR RELATIONS CONTACT:
Andrew F. Kaminsky
EVP & Chief Administrative Officer
Franchise Group, Inc.
akaminsky@franchisegrp.com
(914) 939-5161